SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                 Date of Report (Date of Earliest Event Reported):
                                December 21, 2001


                               FRANKLIN COVEY CO.

               (Exact name of registrant as specified in its charter)


                           Commission File No. 1-11107



              Utah                                           87-0401551
(State or other jurisdiction of                     (IRS Employer Identification
         incorporation)                                        Number)




                           2200 West Parkway Boulevard
                         Salt Lake City, Utah 84119-2099
                (Address of principal executive offices) (Zip code)


         Registrant's telephone number, including area code: (801) 817-1776

Item 2.  Disposition of Assets

     On December 21, 2001, Franklin Covey Co. (the "Company") sold Premier Agendas, Inc., a wholly owned subsidiary located in Bellingham, Washington, and Premier School Agendas Ltd., a wholly owned subsidiary organized in Ontario, Canada, (collectively, "Premier") to School Specialty, Inc., a Wisconsin based corporation. Premier provided productivity and leadership solutions to the educational industry. The sales price was $152.5 million in cash plus the retention of approximately $13.0 million of Premier's working capital.
Approximately $8.0 million of this amount will be received in the form of a promissory note from the purchaser, due and payable in June 2002. The Company will recognize a significant gain from the sale of Premier during its second quarter of fiscal 2002. Under the terms of its existing credit facilities, the Company used approximately $92.3 million of the proceeds to pay its term loan and revolving credit line in full. In connection with this prepayment, the Company was also required to settle to settle an outstanding interest rate swap agreement it had entered into with respect to a portion of these debt facilities.

     The Company also agreed to not compete with School Specialty in marketing and selling student planners directly to schools and school districts subsequent to the closing.


Item 7.  Financial Statements and Exhibits

     (b) Unaudited Condensed Pro Forma Financial Statements

     The intent of the unaudited pro forma condensed financial statements is to present the Company's financial position and results of operations on a stand alone basis as of and for the fiscal year ended August 31, 2001, reflecting the consummation of the sale of Premier and the retirement of the Company's existing credit facilities (collectively, the "Transactions"). The unaudited pro forma condensed financial statements are based upon the historical financial statements of the Company and its subsidiaries, and should be read in conjunction with the Company's most recent Form 10-K filing with the Securities and Exchange Commission.

     The unaudited pro forma condensed balance sheet as of August 31, 2001 assumes that the Transactions were completed as of that date and reflects the pro forma adjustments to give effect to the Transactions. The unaudited pro forma condensed statement of operations for the fiscal year ended August 31, 2001 assumes that the Transactions were effective September 1, 2000 (the first day of the most recently completed fiscal year) and reflects the pro forma adjustments to give effect to the Transactions. In the opinion of management of the Company, all adjustments necessary to present fairly such unaudited pro forma condensed financial statements have been made based on the proposed terms and structure of the Transactions.

     The unaudited pro forma condensed financial statements are for illustrative purposes only. Such information does not purport to be indicative of actual results which would have occurred had the Transactions been effected on the dates indicated, nor is it indicative of actual or future operating results or financial position that may occur upon the closing of the Transactions.


                       FRANKLIN COVEY CO.
             Unaudited Pro Forma Condensed Balance Sheet
                      As of August 31, 2001
                         (in thousands)

                                                     Franklin        Premier        Pro Forma
                                                       Covey         Agendas       Adjustments
                                                     (Note 1)        (Note 2)       (Note 3)          Pro Forma
                                                     --------        --------       --------          ---------
                             ASSETS
Current assets:
    Cash and cash equivalents                       $  14,864      $   5,252        $ 54,661  (a)    $  64,273
    Accounts receivable, net                           78,827         51,462               -            27,365
    Inventories                                        45,173          2,904               -            42,269
    Other assets                                       26,813          1,625          12,900  (b)       38,088
                                                     ---------      ---------        --------         ---------
        Total current assets                          165,677         61,243          67,561           171,995

Property and equipment, net                           104,876          6,814               -            98,062
Goodwill and other intangibles, net                   225,805         45,224               -           180,581
Other assets                                           38,711              -          (1,678) (c)       37,033
                                                    ---------      ---------        --------         ---------
                                                    $ 535,069      $ 113,281        $ 65,883         $ 487,671
                                                    =========      =========        ========         =========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Lines of credit                                 $   9,750      $   9,750        $      -         $       -
    Accounts payable                                   26,671          7,107               -            19,564
    Accrued liabilities                                50,979          7,646          26,308  (d)       69,641
    Current portion of long-term debt and capital
      lease obligations                                13,674          1,720          (8,211) (e)        3,743
                                                    ---------      ---------        --------         ---------
        Total current liabilities                     101,074         26,223          18,097            92,948

Line of credit                                         35,576              -         (35,576) (f)            -
Long-term debt and capital lease obligations,
  less current portion                                 49,940            412         (48,000) (g)        1,528
Other liabilities                                      38,597          3,521          (4,184) (h)       30,892
                                                    ---------      ---------        --------         ---------
        Total liabilities                             225,187         30,156         (69,663)          125,368
                                                    ---------      ---------        --------         ---------
Shareholders' equity:
    Preferred stock                                    82,995              -               -            82,995
    Common stock                                        1,353              -               -             1,353
    Additional paid-in capital                        223,898         55,521          55,521  (i)      223,898
    Retained earnings                                 167,475         28,799          75,425  (j)      214,101
    Notes and interest receivable from sales of
      common stock to related parties                 (35,977)             -               -           (35,977)
    Accumulated other comprehensive loss               (5,467)        (1,195)          4,600  (k)          328
    Treasury stock at cost                           (124,395)             -               -          (124,395)
                                                    ---------      ---------        --------         ---------
        Total shareholders' equity                    309,882         83,125         135,546           362,303
                                                    ---------      ---------        --------         ---------
                                                    $ 535,069      $ 113,281        $ 65,883         $ 487,671
                                                    =========      =========        ========         =========


                       FRANKLIN COVEY CO.
      Unaudited Pro Forma Condensed Statement of Operations
               For the Year Ended August 31, 2001
              (in thousands, except per share data)

                                                     Franklin        Premier       Pro Forma
                                                       Covey         Agendas      Adjustments
                                                     (Note 1)        (Note 2)       (Note 4)       Pro Forma
                                                     --------       --------       --------        ---------

Sales                                               $ 525,333       $ 84,987       $     -         $ 440,346
Cost of  sales                                        226,760         33,159             -           193,601
                                                     --------       --------       --------         --------
    Gross margin                                      298,573         51,828             -           246,745

Selling, general and administrative                   259,987         34,015             -           225,972
Depreciation and amortization                          45,879          5,688             -            40,191
                                                     --------       --------       --------         --------
    Loss from operations                               (7,293)        12,125             -           (19,418)

Equity in earnings of unconsolidated subsidiary         2,088              -             -             2,088
Interest income                                         3,467            288             -             3,179
Interest expense                                       (9,078)          (747)        7,659 (a)          (672)
                                                     --------       --------       --------         --------
    Loss before provision for income taxes            (10,816)        11,666         7,659           (14,823)
Provision for income taxes                                267          3,363           184 (b)        (2,912)
                                                     --------       --------       --------         --------
    Net loss                                          (11,083)         8,303         7,475           (11,911)
Preferred stock dividends                               8,153              -             -             8,153
                                                     --------       --------       --------         --------
    Net loss attributable to common shareholders    $ (19,236)      $  8,303       $ 7,475         $ (20,064)
                                                     ========       ========       ========         ========

Basic and diluted net loss per common share         $   (0.95)                                     $   (0.99)
                                                     ========       ========       ========         ========

Basic and diluted weighted average number of
    common and common equivalent shares                20,199                                         20,199
                                                     ========                                       ========

NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

Note 1:  Franklin Covey's Consolidated Historical Financial Information

     The amounts included in this column of the pro forma condensed balance sheet as of August 31, 2001 and the statement of operations for the fiscal year ended August 31, 2001 were derived from the historical consolidated financial statements of the Company and its subsidiaries, including Premier.

Note 2:  Premier's Historical Financial Information

     The amounts included in this column of the pro forma condensed balance sheet as of August 31, 2001 and the statement of operations for the fiscal year ended August 31, 2001 were derived from the historical financial statements of Premier, which include Premier Agendas, Inc. (a Washington corporation) and Premier School Agendas Ltd. (an Ontario corporation). Premier's historical financial statements exclude certain amounts related to the leadership training business which will be retained by the Company, in accordance with the terms of the purchase agreement. The amounts in this column are being eliminated from the Franklin Covey consolidated data to give effect to the sale of Premier.

Note 3:  Unaudited Pro Forma Condensed Balance Sheet - Pro Forma Adjustments

     The following reflects the pro forma adjustments included in the unaudited pro forma condensed balance sheet for the Company as of August 31, 2001, to give effect to the Transactions (dollars in thousands):

(a)    Adjustments to cash and cash equivalents as follows:
          Proceeds from sale of Premier                                           $152,500
          Payment of fees associated with sale of Premier                             (900)
          Pay off of the Company's credit facilities                               (91,787)
          Retire interest rate swap agreement                                       (4,600)
          Payment of accrued interest related to the Company's
            credit facilities                                                         (552)
                                                                                 ---------
                                                                                 $  54,661
                                                                                 =========
(b)    Adjustment to other current assets related to retaining a
          portion of Premier's working capital                                   $  12,900
                                                                                 =========
(c)    Adjustment to other long-term assets related to the write-off
         of deferred loan costs                                                  $  (1,678)
                                                                                 =========
(d)    Adjustments to accrued liabilities as follows:
          Income taxes payable related to the gain on the sale of Premier        $  26,860
          Payment of accrued interest on the Company's credit facilities              (552)
                                                                                 ---------
                                                                                 $  26,308
                                                                                 =========
(e)    Adjustment to current portion of long-term debt and capital lease
          obligations related to paying off the Company's credit facilities      $  (8,211)
                                                                                 =========
(f)    Adjustment to line of credit related to paying off the Company's
          credit facilities                                                      $ (35,576)
                                                                                 =========
(g)    Adjustment to long-term debt and capital lease obligations related
          to paying off the Company's credit facilities                          $ (48,000)
                                                                                 =========
(h)    Adjustments to other long-term liabilities as follows:
          Retire interest rate swap agreement                                    $  (4,600)
          Deferred tax liability for the gain on the sale of Premier                   416
                                                                                 ---------
                                                                                 $  (4,184)
                                                                                 =========
(i)    Elimination of Premier's additional paid-in capital                       $  55,521
                                                                                 =========
(j)    Adjustments to retained earnings as follows:
          Gain on the sale of Premier before taxes                               $  80,180
          Income taxes related to gain on the sale of Premier                      (27,276)
          Retained earnings of Premier                                              28,799
          Retire interest rate swap agreement                                       (4,600)
          Write-off of deferred loan costs                                          (1,678)
                                                                                 ---------
                                                                                 $  75,425
                                                                                 =========
(k)    Adjustment to accumulated comprehensive loss to retire interest
          rate swap agreement                                                    $   4,600
                                                                                 =========

Note 4: Unaudited Pro Forma Statement of Operations for the Year Ended August 31, 2001 - Pro Forma Adjustments

     The following reflects the pro forma adjustments included in the unaudited pro forma condensed statement of operations for the Company for the year ended August 31, 2001, which give effect to the Transactions:

(a) Adjustment reflects reduction of interest expense related to the Company paying off approximately $92.3 million of debt associated with its credit facilities in connection with the Transactions.

(b) Adjustment reflects the amount necessary to appropriately state the Company's income tax provision as a result of the Transactions, which reduced interest expense and non-deductible goodwill amortization.

(c)  Exhibits:

     10.1 Purchase Agreement By and Among Franklin Covey Co., Franklin Covey Canada Ltd., School Specialty, Inc., and 3956831 Canada Inc., dated November 13, 2001 (filed as exhibit 10.15 to the Company's report on Form 10-K for the fiscal year ended August 31, 2001 and incorporated herein by reference).

     10.2 Amendment to Purchase Agreement By and Among Franklin Covey Co., Franklin Covey Canada Ltd., School Specialty, Inc., and 3956831 Canada Inc., dated December 2001 (filed herewith).

     99.1 Press release of Franklin Covey Co. issued December 21, 2001: Franklin Covey Announces Close of Premier Sale and Extends Tender Offer (filed herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         FRANKLIN COVEY CO.


Date:   January 7, 2002                  By:   /s/ Stephen D. Young
        ---------------------                  ---------------------------------
                                               Stephen D. Young
                                               Senior Vice-President, Controller

                                  EXHIBIT INDEX



     10.2 Amendment to Purchase Agreement By and Among Franklin Covey Co., Franklin Covey Canada Ltd., School Specialty, Inc., and 3956831 Canada Inc., dated December 2001.

     99.1 Press release of Franklin Covey Co. issued December 21, 2001: Franklin Covey Announces Close of Premier Sale and Extends Tender Offer.